Exhibit 99-4

Fidelity Bond Premium
and
Coverage Allocation Agreement

AGREEMENT, dated as of August 1, 2007, among the investment companies or series thereof listed on Appendix A, as amended from time to time (each a “Fund”).

WHEREAS, each of the Funds is registered or is a series of a Trust registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, each Fund is named as an insured on a joint insured fidelity bond (the “Fidelity Bond”) issued by ICI Mutual Insurance Company (the “Insurer”);

NOW THEREFORE, in consideration of the mutual covenants and benefits set forth herein, each Fund agrees as follows:

1. Each Fund shall pay a portion of the aggregate premium payable under the Fidelity Bond which portion shall be the Fund’s pro-rata share of the aggregate premium which shall be determined by calculating the proportion which the Fund’s level of coverage required under Rule 17g-1(d) of the 1940 Act, determined as of a specified date or the fiscal quarter end for each Fund nearest a specified date, bears to the aggregate limit of liability of the Fidelity Bond, as so determined, and applying said proportion to the aggregate Fidelity Bond premium. From time to time, appropriate adjustments will be made to the portion of the premium theretofore paid by a Fund, based on a subsequent change or changes in the required coverage of one or more Funds.

2. If the Insurer is willing without additional premium to add, as an insured under the Fidelity Bond, any investment company not listed on Appendix A referred to above for which Pioneer Investment Management, Inc. or an affiliate thereof is investment adviser, which may be included in the Fidelity Bond pursuant to Rule 17g-1(b) under the 1940 Act, the Funds agree (a) that such addition may be made, provided that those directors or trustees of each of the Funds who are not “interested persons” of such Funds shall approve such addition, and (b) that if such additional insured is an investment company, it may become a party to this Agreement and, whether a separate investment company or a series, such additional insured may be included within the terms “Fund” and/or “party,” as the case may be, provided that in each case any such separate investment company shall have executed and delivered to the Funds its written agreement to become a party hereto and to be bound by the terms of this Agreement.

3. In the event that the claims of loss of two or more insureds under the Fidelity Bond are so related that the Insurer is entitled to assert that the claims must be aggregated, the following rule shall determine, as among the claimants, the priority of satisfaction of the claims under the Fidelity Bond:

Proceeds in respect of a claim under the Fidelity Bond shall be applied to the unsatisfied claim (or portion thereof) of each Fund by calculating the proportion which the unsatisfied claim (or portion thereof) of each Fund bears to the total unsatisfied claims (or portions thereof) of all Funds and applying said proportion to the remaining amount of insurance paid; provided, however, that each Fund shall receive proceeds in an amount at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d) under the 1940 Act for the calendar year in which the claim arose.

4. This Agreement shall become effective as of the date hereof, and shall remain in full force and effect as to the Fidelity Bond during the bond period as specified in such bond.

5. The obligations of the Funds under this Agreement are not binding upon any of the Trustees or holders of shares of beneficial interest of any Fund or individually, but bind only the assets of any Fund, and the obligations of any series of an investment company under this Agreement are not binding on any other series of such investment company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

Each Fund Listed on Appendix A hereto

By:	/s/ Dorothy E. Bourassa
Dorothy E. Bourassa Secretary of Each Fund Listed on Appendix A

Appendix A
Pioneer Bond Fund
Pioneer Diversified High Income Trust
Pioneer Emerging Markets Fund
Pioneer Equity Income Fund
Pioneer Equity Opportunity Fund
Pioneer Europe Select Equity Fund
Pioneer Floating Rate Trust
Pioneer Fund
Pioneer Fundamental Growth Fund
Pioneer Global High Yield Fund
Pioneer Growth Shares
Pioneer High Income Trust
Pioneer High Yield Fund
Pioneer Ibbotson Asset Allocation Series
•	Pioneer Ibbotson Aggressive Allocation Fund
•	Pioneer Ibbotson Conservative Allocation Fund
•	Pioneer Ibbotson Growth Allocation Fund
•	Pioneer Ibbotson Moderate Allocation Fund
Pioneer Independence Fund
Pioneer Interest Shares
Pioneer International Equity Fund
Pioneer International Value Fund
Pioneer Mid Cap Growth Fund
Pioneer Mid Cap Value Fund
Pioneer Money Market Trust
•	Pioneer Cash Reserves Fund
Pioneer Municipal High Income Advantage Trust
Pioneer Municipal High Income Trust
Pioneer Protected Principal Trust
•	Pioneer Protected Principal Plus Fund
•	Pioneer Protected Principal Plus Fund II
Pioneer Real Estate Shares
Pioneer Research Fund
Pioneer Select Equity Fund
Pioneer Select Value Fund
Pioneer Series Trust I
•	Pioneer Oak Ridge Large Cap Growth Fund
•	Pioneer Oak Ridge Small Cap Growth Fund
Pioneer Series Trust II
•	Pioneer Am Pac Growth Fund
•	Pioneer AMT -Free CA Municipal Bond Fund
•	Pioneer AMT-Free Municipal Fund
•	Pioneer Growth Leaders Fund
•	Pioneer Growth Opportunities Fund
•	Pioneer Small and Mid Cap Growth Fund
•	Pioneer Tax Free Money Market Fund
Pioneer Series Trust III
•	Pioneer Cullen Value Fund

Pioneer Series Trust IV
•	Pioneer Classic Balanced Fund
•	Pioneer Government Income Fund
•	Pioneer Institutional Money Market Fund
•	Pioneer International Core Equity Fund
•	Pioneer Treasury Reserves Fund
Pioneer Series Trust V
•	Pioneer Global Select Equity Fund
•	Pioneer High Income Municipal Fund
•	Pioneer Oak Ridge All Cap Growth Fund
•	Pioneer Select Research Growth Fund
•	Pioneer Select Research Value Fund
Pioneer Series Trust VI
•	Pioneer Floating Rate Fund
Pioneer Short Term Income Fund
Pioneer Small Cap Value Fund
Pioneer Strategic Income Fund
Pioneer Tax Advantaged Balanced Trust
Pioneer Tax Free Income Fund
Pioneer Value Fund
Pioneer Variable Contracts Trust
•	Pioneer America Income VCT Portfolio
•	Pioneer Bond VCT Portfolio
•	Pioneer Core Bond VCT Portfolio
•	Pioneer Cullen Value VCT Portfolio
•	Pioneer Emerging Markets VCT Portfolio
•	Pioneer Equity Income VCT Portfolio
•	Pioneer Equity Opportunity VCT Portfolio
•	Pioneer Fund VCT Portfolio
•	Pioneer Global High Yield VCT Portfolio
•	Pioneer Growth Shares VCT Portfolio
•	Pioneer Growth Opportunities VCT Portfolio
•	Pioneer High Yield VCT Portfolio
•	Pioneer Ibbotson Aggressive Allocation VCT Portfolio
•	Pioneer Ibbotson Growth Allocation VCT Portfolio
•	Pioneer Ibbotson Moderate Allocation VCT Portfolio
•	Pioneer International Value VCT Portfolio
•	Pioneer Mid Cap Value VCT Portfolio
•	Pioneer Money Market VCT Portfolio
•	Pioneer Oak Ridge Large Cap Growth VCT Portfolio
•	Pioneer Real Estate Shares VCT Portfolio
•	Pioneer Small Cap Value VCT Portfolio
•	Pioneer Small and Mid Cap Growth VCT Portfolio

•	Pioneer Strategic Income VCT Portfolio
•	Pioneer Value VCT Portfolio

As of August 1, 2007